Aterian Reports Third Quarter 2024 Results

Third Quarter Net Loss Improved by 71.7% Year Over Year

Achieved Adjusted EBITDA Profit for the Second Consecutive Quarter, Marking a $4.9 Million Improvement Year-Over-Year.

SUMMIT, NEW JERSEY, November 11, 2024 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) today announced results for the third quarter ended September 30, 2024.

Third Quarter Highlights

●

Third quarter 2024 net revenue declined 34.0% to $26.2 million, compared to $39.7 million in the third quarter of 2023, primarily reflecting a reduced product portfolio as a result of our previously announced SKU rationalization efforts.

●

Third quarter 2024 gross margin improved to 60.3%, compared to 49.4% in the third quarter of 2023, primarily reflecting the positive impact of our SKU rationalization efforts and less liquidation of high-cost inventory compared to the prior period.

●

Third quarter 2024 contribution margin improved to 17.0% from 3.0% in the third quarter of 2023, primarily reflecting the positive impact of our SKU rationalization efforts and less liquidation of high-cost inventory compared to the prior period.

●

Third quarter 2024 operating loss of ($1.7) million improved compared to an operating loss of ($6.5) million in the third quarter of 2023, reflecting an improvement of 73.4%. Third quarter 2024 operating loss includes ($1.8) million of non-cash stock compensation while third quarter 2023 operating loss includes ($1.2) million of non-cash stock compensation, and restructuring costs of ($0.4) million.

●

Third quarter 2024 net loss of ($1.8) million improved from a ($6.3) million loss in the third quarter of 2023, reflecting an improvement of 71.7%. Third quarter 2024 net loss includes ($1.8) million of non-cash stock compensation and a gain on fair value of warrant liability of $0.2 million while third quarter 2023 net loss includes ($1.2) million of non-cash stock compensation, restructuring costs of ($0.4) million, and a gain on fair value of warrant liability of $0.6 million.

●	Third quarter 2024 adjusted EBITDA improved to $0.5 million from a loss of ($4.4) million in the third quarter of 2023, reflecting an improvement of 111.0%.
●	Total cash balance at September 30, 2024 was $16.1 million.

Fourth Quarter Outlook

For the fourth quarter of 2024, Aterian Management believes that net revenue will be between $22.5 million and $25.5 million and that adjusted EBITDA will be approximately break-even.

Non-GAAP Financial Measures

For more information on our non-GAAP financial measures and a reconciliation of GAAP to non-GAAP measures, please see the “Non-GAAP Financial Measures'' section below. The most directly comparable GAAP financial measure for EBITDA and adjusted EBITDA is net loss and we expect to report a net loss for the three months ending September 30, 2024 and December 31, 2024, due primarily to our operating losses, which includes stock-based compensation expense, change in fair value of warrant liability, and interest expense. We are unable to reconcile the forward-looking statements of EBITDA and adjusted EBITDA in this press release to their nearest GAAP measures because the nearest GAAP financial measures are not accessible on a forward-looking basis and reconciling information is not available without unreasonable effort.

Webcast and Conference Call Information

Aterian will host a live conference call to discuss financial results today, November 11, 2024, at 5:00 p.m. Eastern Time, which will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial (888) 596-4144 and participants from outside the U.S. should dial (646) 968-2525 and ask to be joined into the Aterian, Inc. call or use conference ID 4711775. Participants may also access the call through a live webcast at https://ir.aterian.io. The archived online replay will be available for a limited time after the call in the Investors Relations section of the Aterian website.

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER) is a technology-enabled consumer products company that builds and acquires leading e-commerce brands with top selling consumer products, in multiple categories, including home and kitchen appliances, health and wellness and air quality devices. The Company sells across the world's largest online marketplaces with a focus on Amazon and Walmart in the U.S. and on its own direct to consumer websites. Our primary brands include Squatty Potty, hOmeLabs, Mueller Living, Pursteam, Healing Solutions and Photo Paper Direct.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our projected fourth quarter net revenue and adjusted EBITDA, and the current global environment and inflation. These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties and other factors, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks include, but are not limited to, those related to our ability to continue as a going concern, our ability to meet financial covenants with our lenders, our ability to maintain and to grow market share in existing and new product categories; our ability to continue to profitably sell the SKUs we operate; our ability to maintain Amazon’s Prime badge on our seller accounts or reinstate the Prime badge in the event of any removal of such badge by Amazon; our ability to create operating leverage and efficiency when integrating companies that we acquire, including through the use of our team’s expertise, the economies of scale of our supply chain and automation driven by our platform; those related to our ability to grow internationally and through the launch of products under our brands and the acquisition of additional brands; those related to consumer demand, our cash flows, financial condition, forecasting and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate such companies and technologies with our business; our ability to continue to access debt and equity capital (including on terms advantageous to the Company) and the extent of our leverage; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Vice President, Investor Relations & Corporate Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

aterian.io

ATERIAN, INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31, 2023	September 30, 2024
ASSETS
Current assets:
Cash	$20,023	$16,071
Accounts receivable, net	4,225	3,259
Inventory	20,390	16,561
Prepaid and other current assets	4,998	4,968
Total current assets	49,636	40,859
Property and equipment, net	775	749
Intangible assets, net	11,320	10,148
Other non-current assets	138	383
Total assets	$61,869	$52,139
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Credit facility	$11,098	$6,738
Accounts payable	4,190	5,621
Seller notes	1,049	467
Accrued and other current liabilities	9,110	8,438
Total current liabilities	25,447	21,264
Other liabilities	391	249
Total liabilities	25,838	21,513
Commitments and contingencies
Stockholders' equity:
Common stock, $0.0001 par value, 500,000,000 shares authorized and 7,508,246 and 8,743,687 shares outstanding at December 31, 2023 and September 30, 2024, respectively (*)	9	9
Additional paid-in capital	736,675	741,483
Accumulated deficit	(699,815)	(710,379)
Accumulated other comprehensive loss	(838)	(487)
Total stockholders’ equity	36,031	30,626
Total liabilities and stockholders' equity	$61,869	$52,139

(*) The number of shares and per share amounts have been retroactively restated to reflect the one for twelve (1 for 12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
Net revenue	$39,668	$26,239	$109,811	$74,438
Cost of goods sold	20,085	10,411	56,236	28,550
Gross profit	19,583	15,828	53,575	45,888
Operating expenses:
Sales and distribution	20,921	13,912	61,704	42,288
Research and development	852	—	3,808	—
General and administrative	4,326	3,646	16,566	13,812
Impairment loss on intangibles	—	—	39,445	—
Total operating expenses	26,099	17,558	121,523	56,100
Operating loss	(6,516)	(1,730)	(67,948)	(10,212)
Interest expense, net	359	189	1,076	741
Change in fair value of warrant liabilities	(567)	(161)	(2,410)	(730)
Other expense, net	(128)	225	101	275
Loss before income taxes	(6,180)	(1,983)	(66,715)	(10,498)
Provision for income taxes	90	(210)	142	66
Net loss	$(6,270)	$(1,773)	$(66,857)	$(10,564)
Net loss per share, basic and diluted	$(0.95)	$(0.25)	$(10.30)	$(1.51)
Weighted-average number of shares outstanding, basic and diluted (*)	6,600,485	7,166,612	6,493,852	6,977,262

(*) The number of shares and per share amounts have been retroactively restated to reflect the one for twelve (1 for 12) reverse stock split, which was effective on March 22, 2024.

ATERIAN, INC.

Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended September 30,
	2023	2024
OPERATING ACTIVITIES:
Net loss	$(66,857)	$(10,564)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	3,416	1,279
Provision for sales returns	(215)	86
Amortization of deferred financing cost and debt discounts	321	160
Stock-based compensation	6,771	6,394
Change in deferred tax expense	—	(5)
Change in inventory provisions	213	(1,653)
Change in fair value of warrant liabilities	(2,410)	(730)
Impairment loss on intangibles	39,445	—
Allowance for credit losses	59	—
Changes in assets and liabilities:
Accounts receivable	1,186	966
Inventory	11,960	5,482
Prepaid and other current assets	1,942	486
Accounts payable, accrued and other liabilities	(4,289)	273
Cash (used in) provided by operating activities	(8,458)	2,174
INVESTING ACTIVITIES:
Purchase of fixed assets	(80)	(42)
Purchase of Step and Go assets	(125)	—
Purchase of minority equity investment	—	(200)
Cash used in investing activities	(205)	(242)
FINANCING ACTIVITIES:
Repayments on note payable to Smash	(518)	(633)
Borrowings from MidCap credit facilities	63,978	44,386
Repayments for MidCap credit facilities	(71,165)	(48,976)
Insurance obligation payments	(788)	(498)
Insurance obligation proceeds	986	—
Cash used in financing activities	(7,507)	(5,721)
Foreign currency effect on cash and restricted cash	42	313
Net change in cash and restricted cash for the year	(16,128)	(3,476)
Cash and restricted cash at beginning of year	46,629	22,195
Cash and restricted cash at end of year	$30,501	$18,719
RECONCILIATION OF CASH AND RESTRICTED CASH:
Cash	27,955	16,071
Restricted Cash—Prepaid and other current assets	2,417	2,519
Restricted cash—Other non-current assets	129	129
TOTAL CASH AND RESTRICTED CASH	$30,501	$18,719

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest	$1,457	$966
Cash paid for taxes	$90	$151
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash consideration paid to contractors	$321	$620
Non-cash minority equity investment	$—	$50

Non-GAAP Financial Measures

We believe that our financial statements and the other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the U.S. (“GAAP”). However, for the reasons discussed below, we have presented certain non-GAAP measures herein.

We have presented the following non-GAAP measures to assist investors in understanding our core net operating results on an on-going basis: (i) Contribution Margin; (ii) Contribution margin as a percentage of net revenue; (iii) EBITDA (iv) Adjusted EBITDA; and (v) Adjusted EBITDA as a percentage of net revenue. These non-GAAP financial measures may also assist investors in making comparisons of our core operating results with those of other companies.

As used herein, Contribution margin represents gross profit less e-commerce platform commissions, online advertising, selling and logistics expenses (included in sales and distribution expenses). As used herein, Contribution margin as a percentage of net revenue represents Contribution margin divided by net revenue. As used herein, EBITDA represents net loss plus depreciation and amortization, interest expense, net and provision for income taxes. As used herein, Adjusted EBITDA represents EBITDA plus stock-based compensation expense, changes in fair-market value of warrant liability, impairment on intangibles, restructuring expenses and other expenses, net. As used herein, Adjusted EBITDA as a percentage of net revenue represents Adjusted EBITDA divided by net revenue. Contribution margin, EBITDA and Adjusted EBITDA do not represent and should not be considered as alternatives to loss from operations or net loss, as determined under GAAP.

We present Contribution margin and Contribution margin as a percentage of net revenue, as we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to gross profit, provides useful supplemental information for investors. Specifically, Contribution margin and Contribution margin as a Non-GAAP Financial Measure percentage of net revenue are two of our key metrics in running our business. All product decisions made by us, from the approval of launching a new product and to the liquidation of a product at the end of its life cycle, are measured primarily from Contribution margin and/or Contribution margin as a percentage of net revenue. Further, we believe these measures provide improved transparency to our stockholders to determine the performance of our products prior to fixed costs as opposed to referencing gross profit alone.

In the reconciliation to calculate contribution margin, we add e-commerce platform commissions, online advertising, selling and logistics expenses (“sales and distribution variable expense”) to gross profit to inform users of our financial statements of what our product profitability is at each period prior to fixed costs (such as sales and distribution expenses such as salaries as well as research and development expenses and general administrative expenses). By excluding these fixed costs, we believe this allows users of our financial statements to understand our products performance and allows them to measure our products performance over time.

We present EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue because we believe each of these measures provides an additional metric to evaluate our operations and, when considered with both our GAAP results and the reconciliation to net loss, provide useful supplemental information for investors. We use these measures with financial measures prepared in accordance with GAAP, such as sales and gross margins, to assess our historical and prospective operating performance, to provide meaningful comparisons of operating performance across periods, to enhance our understanding of our operating performance and to compare our performance to that of our peers and competitors. We believe EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue are useful to investors in assessing the operating performance of our business without the effect of non-cash items.

Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue should not be considered in isolation or as alternatives to net loss, loss from operations or any other measure of financial performance calculated and prescribed in accordance with GAAP. Neither EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue should be considered a measure of discretionary cash available to us to invest in the growth of our business. Our Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue may not be comparable to similar titled measures in other organizations because other organizations may not calculate Contribution margin, Contribution margin as a percentage of net revenue, EBITDA, Adjusted EBITDA or Adjusted EBITDA as a percentage of net revenue in the same manner as we do. Our presentation of Contribution margin and Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by the expenses that are excluded from such terms or by unusual or non-recurring items.

We recognize that EBITDA, Adjusted EBITDA and Adjusted EBITDA as a percentage of net revenue, have limitations as analytical financial measures. For example, neither EBITDA nor Adjusted EBITDA reflects:

• our capital expenditures or future requirements for capital expenditures or mergers and acquisitions;

• the interest expense or the cash requirements necessary to service interest expense or principal payments, associated with indebtedness;

• depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, or any cash requirements for the replacement of assets;

• changes in cash requirements for our working capital needs; or

• changes in warrant liabilities

Additionally, Adjusted EBITDA excludes non-cash stock-based compensation expense, which is and is expected to remain a key element of our overall long-term incentive compensation package.

We also recognize that Contribution margin and Contribution margin as a percentage of net revenue have limitations as analytical financial measures. For example, Contribution margin does not reflect:

• general and administrative expense necessary to operate our business; •research and development expenses necessary for the development, operation and support of our software platform;

• the fixed costs portion of our sales and distribution expenses including stock-based compensation expense; or

• changes in warrant liabilities.

Contribution Margin

The following table provides a reconciliation of Contribution margin to gross profit and Contribution margin as a percentage of net revenue to gross profit as a percentage of net revenue, which are the most directly comparable financial measures presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
	(in thousands, except percentages)
Gross Profit	$19,583	$15,828	$53,575	$45,888
Less:
E-commerce platform commissions, online advertising, selling and logistics expenses	(18,379)	(11,364)	(51,572)	(33,709)
Contribution margin	$1,204	$4,464	$2,003	$12,179
Gross Profit as a percentage of net revenue	49.4%	60.3%	48.8%	61.6%
Contribution margin as a percentage of net revenue	3.0%	17.0%	1.8%	16.4%

Adjusted EBITDA

The following table provides a reconciliation of EBITDA and Adjusted EBITDA to net loss, which is the most directly comparable financial measure presented in accordance with GAAP:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2024	2023	2024
	(in thousands, except percentages)
Net loss	$(6,270)	$(1,773)	$(66,857)	$(10,564)
Add:
Provision for income taxes	90	(210)	142	66
Interest expense, net	359	189	1,076	741
Depreciation and amortization	452	421	3,416	1,279
EBITDA	(5,369)	(1,373)	(62,223)	(8,478)
Other expense, net	(128)	225	101	275
Impairment loss on intangibles	—	—	39,445	—
Change in fair market value of warrant liabilities	(567)	(161)	(2,410)	(730)
Restructuring expense	417	(10)	1,633	565
Stock-based compensation expense	1,232	1,806	6,771	6,394
Adjusted EBITDA	$(4,415)	$487	$(16,683)	$(1,974)
Net loss as a percentage of net revenue	(15.8)%	(6.8)%	(60.9)%	(14.2)%
Adjusted EBITDA as a percentage of net revenue	(11.1)%	1.9%	(15.2)%	(2.7)%

Each of our products typically goes through the Launch phase and depending on its level of success is moved to one of the other phases as further described below:

i.         Launch phase: During this phase, we leverage our technology to target opportunities identified using AIMEE (Artificial Intelligence Marketplace e-Commerce Engine) and other sources. This phase also includes revenue from new product variations and relaunches. During this period of time, due to the combination of discounts and investment in marketing, our net margin for a product could be as low as approximately negative 35%. Net margin is calculated by taking net revenue less the cost of goods sold, less fulfillment, online advertising and selling expenses. These primarily reflect the estimated variable costs related to the sale of a product.

ii         Sustain phase: Our goal is for every product we launch to enter the sustain phase and become profitable, with a target of positive 15% net margin for most products, within approximately three months of launch on average. Net margin primarily reflects a combination of manual and automated adjustments in price and marketing spend.

iii.         Liquidate phase: If a product does not enter the sustain phase or if the customer satisfaction of the product (i.e., ratings) is not satisfactory, then it will go to the liquidate phase and we will sell through the remaining inventory. Products can also be liquidated as part of inventory normalization especially when steep discounts are required.

The following tables break out our second quarter of 2023 and 2024 results of operations by our product phases (in thousands):

	Three months ended September 30, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$32,315	$395	$6,958	$—	$—	$39,668
Cost of goods sold	14,999	207	4,879	—	—	20,085
Gross profit	17,316	188	2,079	—	—	19,583
Operating expenses:
Sales and distribution expenses	14,279	224	3,876	2,212	330	20,921
Research and development	—	—	—	574	278	852
General and administrative	—	—	—	3,702	624	4,326

	Three months ended September 30, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$24,704	$603	$932	$—	$—	$26,239
Cost of goods sold	9,923	169	319	—	—	10,411
Gross profit	14,781	434	613	—	—	15,828
Operating expenses:
Sales and distribution expenses	10,557	318	489	2,091	457	13,912
Research and development	—	—	—	—	—	—
General and administrative	—	—	—	2,297	1,349	3,646

	Nine months ended September 30, 2023
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$91,931	$595	$17,285	$—	$—	$109,811
Cost of goods sold	43,182	319	12,735	—	—	56,236
Gross profit	48,749	276	4,550	—	—	53,575
Operating expenses:
Sales and distribution expenses	41,473	376	9,723	8,041	2,091	61,704
Research and development	—	—	—	2,674	1,134	3,808
General and administrative	—	—	—	13,020	3,546	16,566
Impairment loss on intangibles	—	—	—	39,445	—	39,445

	Nine months ended September 30, 2024
	Sustain	Launch	Liquidation/ Other	Fixed Costs	Stock Based Compensation	Total
Net revenue	$69,211	$1,482	$3,745	$—	$—	$74,438
Cost of goods sold	26,476	508	1,566	—	—	28,550
Gross profit	42,735	974	2,179	—	—	45,888
Operating expenses:
Sales and distribution expenses	30,388	778	2,543	6,877	1,702	42,288
Research and development	—	—	—	—	—	—
General and administrative	—	—	—	9,120	4,692	13,812